[LETTERHEAD OF VENABLE LLP]

June 21, 2012

The Gabelli Equity Trust Inc.

One Corporate Center

Rye, New York 10580-1422

Re: The Gabelli Equity Trust Inc.

Ladies and Gentlemen:

We have acted as special Maryland counsel to The Gabelli Equity Trust Inc., a Maryland corporation (the “Company”) and a closed-end investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”), in connection with the sale and issuance by the Company of up to 12,000,000 shares (the “Shares”) of Series G Cumulative Preferred Stock, $.001 par value per share (the “Preferred Stock”), of the Company to be issued upon the exercise of rights (the “Rights”) distributed to stockholders of record of shares of 6.20% Series F Cumulative Preferred Stock of the Company as of June 22, 2012. This opinion is being delivered to you in connection with the Dealer Manager Agreement, dated as of June 13, 2012 (the “Dealer Manager Agreement”), by and among the Company, and Gabelli & Company, Inc. as the Dealer Manager. We did not participate in the negotiation or drafting of the Dealer Manager Agreement.

In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the “Documents”):

1. The Registration Statement on Form N-2 (File No. 333-173819) relating to the Rights and the Shares, and all amendments thereto, substantially in the form transmitted to the United States Securities and Exchange Commission for filing pursuant to the Securities Act of 1933, as amended (the “Registration Statement”), and the “Base Prospectus” dated May 31, 2012, and the “Prospectus Supplement” dated June 21, 2012 included therein;

2. The charter of the Company (the “Charter”), certified as of a recent date by the State Department of Assessments and Taxation of Maryland (the “SDAT”) including the form of Articles Supplementary creating and fixing the rights of the holders of the Preferred Stock (the “Articles Supplementary”);

The Gabelli Equity Trust Inc.

June 21, 2012

3. The Bylaws of the Company (the “Bylaws”), certified as of the date hereof by an officer of the Company;

4. A certificate of the SDAT as to the good standing of the Company, dated as of a recent date;

5. Resolutions adopted by the Board of Directors of the Company, and a duly authorized Pricing Committee thereof (the “Resolutions”), relating to, among other things, the authorization of (a) the execution and delivery by the Company of the Dealer Manager Agreement and (b) the issuance of the Rights and the sale and issuance of the Shares upon the exercise of the Rights, certified as of the date hereof by an officer of the Company;

6. The Dealer Manager Agreement, certified as of the date hereof by an officer of the Company;

7. A certificate executed by an officer of the Company, dated as of the date hereof; and

8. Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations and qualifications stated herein.

In expressing the opinion set forth below, we have assumed the following:

1. Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.

2. Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

3. Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party’s obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms.

4. All Documents submitted to us as originals are authentic. The form and content of all Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such Documents as executed and delivered. All Documents submitted to us as certified or photostatic copies conform to the original

The Gabelli Equity Trust Inc.

June 21, 2012

documents. All signatures on all Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All representations, warranties, statements and information contained in the Documents are true and complete. There has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise.

5. Upon any issuance of Shares, the total number of shares of Preferred Stock issued and outstanding will not exceed the total number of shares of Preferred Stock that the Company is then authorized to issue under the Charter.

The phrase “known to us” is limited to the actual knowledge, without independent inquiry, of the lawyers at our firm who have performed legal services in connection with the issuance of this opinion.

Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

1. The Company is a corporation duly incorporated and validly existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT. The Company has the corporate power to conduct its business in all material respects substantially as described in the Base Prospectus and the Prospectus Supplement.

2. The Common Stock conforms as to legal matters in all material respects to the description thereof in the Base Prospectus under the caption “Description of The Capital Stock”.

3. The issuance of the Rights has been duly authorized by all necessary corporate action of the Company. The sale and issuance of the Shares upon the exercise of the Rights have been duly authorized by all necessary corporate action of the Company (including the filing of the Articles Supplementary with the SDAT) and, when issued and delivered by the Company against payment of the consideration set forth in the Resolutions and the Prospectus Supplement, the Shares will be validly issued, fully paid and non-assessable.

4. The issuance of the Rights and the sale and issuance of the Shares upon the exercise of the Rights are not subject to any preemptive or similar rights arising under the Maryland General Corporation Law (the “MGCL”), the Charter or the Bylaws.

The Gabelli Equity Trust Inc.

June 21, 2012

5. The execution and delivery of the Dealer Manager Agreement have been duly authorized by all necessary corporate action of the Company. The Dealer Manager Agreement has been duly executed and, so far as is known to us, delivered by the Company.

The foregoing opinion is limited to the MGCL and we do not express any opinion herein concerning any other law. We express no opinion as to the applicability or effect of federal or state securities laws, including the securities laws of the State of Maryland, or the 1940 Act or as to federal or state laws regarding fraudulent transfers. We note that the Dealer Manager Agreement provides that it shall be governed by the laws of the State of New York. To the extent that any matter as to which our opinion is expressed herein would be governed by any jurisdiction other than the State of Maryland, we do not express any opinion on such matter. The opinion expressed herein is subject to the effect of any judicial decision which may permit the introduction of parol evidence to modify the terms or the interpretation of agreements.

The opinion expressed herein is limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated. We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

This opinion is being furnished to you solely for your benefit. Accordingly, this opinion may not be relied upon by, quoted in any manner to, or delivered to any other person or entity.

Very truly yours,

/s/ Venable LLP